Exhibit 3.263
STATE OF NEVADA

ROSS MILLER
Secretary of State
SCOTT W. ANDERSON
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE
Certified Copy
March 14, 2011

Job Number:	C20110311-2688
Reference Number:	00003048221-00
Expedite:
Through Date:
The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State’s Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
C28457-1998-001	Articles of Incorporation	1 Pages/1 Copies

Respectfully,

/s/ Ross Miller ROSS MILLER
Secretary of State

Certified By: Christine Rakow
Certificate Number: C20110311-2688
You may verify this certificate
online at http://www.nvsos.gov/
Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA

DEC 0 8 1998

No. C28457-98

Dean Heller

DEAN HELLER, SECRETARY OF STATE

(For filing office use)

Articles of Incorporation

(PURSUANT TO NRS 78)
STATE OF NEVADA
Secretary of State

Filing fee:
Receipt #:

(For filing office use)

IMPORTANT: Read instructions on reverse side before completing this form.
TYPE OR PRINT (BLACK INK ONLY)

1. **NAME OF CORPORATION:** PHC-Knox, Inc.
2. **RESIDENT AGENT:** (designated resident agent and his STREET ADDRESS in Nevada where process may be served)

Name of Resident Agent: National Registered Agents, Inc. of NV

Street Address: 202 S. Minnesota St. (Street No. / Street Name) Carson City (City) 89703 (Zip)

3. **SHARES:** (number of shares the corporation is authorized to issue)
Number of shares with par value: 1,000 Par value: $.01 Number of shares without par value: ____
4. **GOVERNING BOARD:** shall be styled as (check one): X Directors ____ Trustees
The FIRST BOARD OF DIRECTORS shall consist of two members and the names and addresses are as follows:

Martin S. Rash — 105 Westwood Place, Ste. 400, Brentwood,
Name — Address — City/State/Zip

Richard Core — same as above. TN 37027
Name — Address — City/State/Zip

5. **PURPOSE** (optional-- see reverse side): The purpose of the corporation shall be:
Hospital management and development.
6. **OTHER MATTERS:** This form includes the minimal statutory requirements to incorporate under NRS 78. You may attach additional information to NRS 78.037 or any other information you deem appropriate. If any of the additional information is contradictory to this form it cannot be filed and will be returned to you for correction. Number of pages attached 0
7. **SIGNATURES OF INCORPORATORS:** The names and addresses of each of the incorporators signing the articles: (Signatures must be notarized.) (Attach additional pages if there are more than two incorporators.)

Howard T. Wall
Name (print)
105 Westwood Place, Ste. 400, Brentwood,
Address City/State/Zip
H. T. Wall
Signature

This instrument was acknowledged before me on 12/07, 1998, by
Howard T. Wall
Name of Person
as incorporator
of PHC-Knox, Inc.
(name of party on behalf of whom instrument was executed)

Notary Public Signature

(affix notary stamp or seal)

NOTARY PUBLIC AT LARGE

Name (print) ____
Address ____ City/State/Zip ____
Signature ____

This instrument was acknowledged before me on ____, 19__, by
____
Name of Person
as incorporator
of ____
(name of party on behalf of whom instrument was executed)

____
Notary Public Signature

(affix notary stamp or seal)

8. **CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF RESIDENT AGENT**
I, National Registered Agents, Inc. of NV hereby accept appointment as Resident Agent for the above named corporation.

[signature], Asst. Secy.
Signature of Resident Agent

12/08/98
Date